UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 17, 2006

(Date of earliest event reported)

LENOX GROUP INC

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 17, 2006, the Board of Directors of Lenox Group Inc (the “Company”) elected Dr. Glenda B. Glover and Ms. Dolores A. Kunda as members of the Company’s Board of Directors. Both Dr. Glover and Ms. Kunda will serve on the Audit Committee of the Company’s Board of Directors.

Dr. Glover is the Dean of the College of Business of Jackson State University, a position she has held since 1994. From 1990 to 1994, Dr. Glover was the Chairperson of the Department of Accounting and an Assistant Professor at Howard University. Prior to joining Howard University, from 1985 to 1990, she was the Chief Financial Officer and a Senior Vice President of Metters Industries, Inc. From 1979 to 1985, Dr. Glover was Project Manager of Tax Administration and Manager of Investor Relations at Potomac Electric Power Co. in Washington, DC. Since 1998, Dr. Glover has been a member of the Board of Directors of the Student Loan Corporation, a publicly traded subsidiary of Citibank. She is Chairman of the Board of Economic Analysis, Inc., a position she has held since 1998. Dr. Glover has also been a member of the Board of the Regions Bank of Mississippi since 2000, and Chairman of the Board of the Jackson Municipal Airport Authority since 1998.

Ms. Kunda is President and Chief Executive Officer of Lapiz Integrated Hispanic Marketing in Chicago, IL, a position she has held since 1999. From 1992 to 1999 she was employed at Leo Burnett USA where she held the position of Vice President/Director Hispanic Marketing (from 1994 to 1999) and Vice President/Account Supervisor Hispanic (from 1992 to 1994). Ms. Kunda was an Account Director for Leo Burnett Mexico SA de CV, Mexico, DF from 1990 to 1992. Prior to that Ms. Kunda served as an account executive for Leo Burnett USA (1987 to 1990) and J. Walter Thompson (1986 to 1987). Ms. Kunda is a member of the Board of Directors of the American Advertising Federation, The Old Town School of Folk Music in Chicago, IL and the Association of Hispanic Advertising Agencies.

Dr. Glover and Ms. Kunda have no arrangements or understandings with any other person pursuant to which they were selected as directors of the Company. Dr. Glover and Ms. Kunda do not have direct or indirect material interests in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $60,000, and Dr. Glover or Ms. Kunda do not have direct or indirect material interests in any such transaction since the beginning of the Company’s last fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Date: May 18, 2006